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                                                                  EXECUTION COPY


                            COMPLETE MANAGEMENT, INC.


                             2,000,000 Common Shares


                             UNDERWRITING AGREEMENT


                                                                February 9, 1997


PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza
New York, New York  10292-2018


Dear Sirs:

                  Complete Management, Inc., a New York corporation (the "Company"), hereby confirms its agreement with you (the "Underwriter") as set forth below.

         1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriter an aggregate of 2,000,000 shares, as specified in Schedule 1 hereto (the "Firm Securities"), of the Company's common shares, par value $.001 per share (the "Common Shares"). The Company also proposes to issue and sell to the Underwriter not more than 300,000 additional Common Shares if requested by the Underwriter as provided in
Section 3 of this Agreement. Any and all Common Shares purchased by the Underwriter pursuant to such options are referred to herein as the "Option Securities" and the Firm Securities and the Option Securities are referred to herein as the "Securities".

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). A registration statement on such Form (File No. 333- 35003) with respect to the Securities, including a basic prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Act, and one or more amendments to such registration statement may have been so filed. Such registration statement, as so amended, has been declared by



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                                        2

the Commission to be effective under the Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will next file with the Commission either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements and, if required to be filed pursuant to Rules 434(c)(2) and 424(b), an Integrated Prospectus (as hereinafter defined), in either case, containing such information as is required or permitted by Rule 434 and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in such registration statement, as so amended, describing the Securities and the offering thereof, and in the case of clause (A) or (B) of this sentence as have been provided to, or discussed with, and approved by the Underwriter as provided in Section 4(a) of this Agreement. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Securities, which registration shall be effective upon filing with the Commission. As used in this Agreement, the term "Original Registration Statement" means the registration statement initially filed relating to the Securities, as amended at the time when it was declared effective, including (A) all financial schedules and exhibits thereto,
(B) all documents incorporated by reference therein filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (C) any information omitted therefrom and required to be filed pursuant to Rule 434(c)(2) and 424(b), in the Integrated Prospectus; the term "Rule 462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Basic Prospectus" means the prospectus included in the Registration Statement; the term "Preliminary Prospectus" means each preliminary prospectus supplement specifically relating to the Securities and previously filed pursuant to Rule 424(b), including all documents incorporated by reference therein filed under the Exchange Act; the term "Prospectus" means:

                  (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; or

                  (B) if the Company does not rely on Rule 434 under the Act, the Basic Prospectus as supplemented by the final prospectus supplement relating to the Securities as first filed with the Commission pursuant to Rule 424(b) under the Act, including, in the case of clauses (A) or
         (B) of this sentence, all documents incorporated by reference therein filed under the Exchange Act;



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and the term "Prospectus Supplement" means such final prospectus supplement. The
Company and the Underwriter acknowledge that the preliminary prospectus supplement of the Company dated November 28, 1997 does not relate to the Securities. The term "Integrated Prospectus" means a prospectus first filed with the Commission pursuant to Rules 434(c)(2) and 424(b) under the Act; and the term "Term Sheet" means any abbreviated term sheet that satisfies the requirements of Rule 434 under the Act. Any reference in this Agreement to an "amendment" or "supplement" to any Preliminary Prospectus, the Prospectus or any Integrated Prospectus or an "amendment" to any registration statement (including the Registration Statement) shall be deemed to include any document incorporated by reference therein that is filed with the Commission under the Exchange Act after the date of such Preliminary Prospectus, Prospectus, Integrated Prospectus or registration statement, as the case may be; any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet. For purposes of the preceding sentence, any reference to the "effective date" of an amendment to a registration statement shall, if such amendment is effected by means of the filing with the Commission under the Exchange Act of a document incorporated by reference in such registration statement, be deemed to refer to the date on which such document was so filed with the Commission.

         (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus and any amendment or supplement thereto was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder, and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement was declared effective or when any amendment was or is made thereto, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any Integrated Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b), on the date when the Prospectus is otherwise amended or supplemented and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), each of the Prospectus, and, if required to be filed pursuant to Rules 434(c)(2) and 424(b) under the Act, the Integrated Prospectus as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to



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make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus or any amendment or supplement thereto, the Registration Statement or any amendment thereto or the Prospectus or, if required to be filed pursuant to Rules 434(c)(2) and 424(b) under the Act, the Integrated Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.

         (c) If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective, (i) the Company has filed a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and has received confirmation of its receipt, and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

         (d) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.

         (e) The Company and each of its subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and each of the Prospectus and any Integrated Prospectus or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

         (f) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors' qualifying shares and as otherwise set forth in each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

         (g) The Company has an authorized, issued and outstanding capitalization as set forth in each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any



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required Integrated Prospectus are not in existence, the most recent Preliminary
Prospectus). All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

         (h) The capital stock of the Company conforms to the description thereof contained in the Prospectus, each of the Prospectus and any Integrated Prospectus or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus.

         (i) The Common Shares have been duly authorized and, when issued and paid for as provided herein will be validly issued, fully paid and nonassessable. All corporate action required to be taken for the issuance, delivery and sale of such Common Shares have been validly taken. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any Common Shares, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this agreement.

         (j) Except as disclosed in each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), there are not outstanding
(A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

         (k) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement and each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" included in each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, fairly present, on the basis stated in each of the Prospectus



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and any Integrated Prospectus (or such Preliminary Prospectus) and such Annual
Report, the information included therein.

         (l) Arthur Andersen LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement or each the Prospectus and Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act and the Exchange Act and the related published rules and regulations thereunder.

         (m) The execution and delivery of this Agreement have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (n) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) and that are not described therein, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or any Integrated Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus) or filed as required.

         (o) The issuance, offering and sale of the Securities to the Underwriter by the Company pursuant to this Agreement, or the execution, delivery or performance by the Company of its obligations under this Agreement, and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.




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                                        7

         (p) Subsequent to the respective dates as of which information is given in the Registration Statement or each of the Prospectus or any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by each of the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (q) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (r) The Company has not distributed and, prior to the later of (i) the Firm Closing Date or the Option Closing Date (as the case may be) and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Act.

         (s) Subsequent to the respective dates as of which information is given in the Registration Statement or each of the Prospectus or any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus), (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).




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                                        8

         (t) The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (u) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the



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Prospectus and any Integrated Prospectus are not in existence, the most recent
Preliminary Prospectus).

         (x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (y) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (z) The Company will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended, and this transaction will not cause the Company to become an investment company subject to registration under such Act.

         (aa) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and its subsidiaries) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (bb) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and



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                                       10

regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (cc) Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         (dd) Except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus and any Integrated Prospectus (or, if the Prospectus and any Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).

         (ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (ff) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its subsidiaries.

         (gg) The Securities conform to the descriptions thereof contained in each of the Prospectus, and any Integrated Prospectus (or, if the Prospectus and any required Integrated Prospectus are not in existence, the most recent Preliminary Prospectus).



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                                       11


         3. Purchase, Sale and Delivery of the Securities. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth and therein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price set forth in Schedule 1 hereto, the Firm Securities. One or more certificates in definitive form for the Firm Securities that the Underwriter has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriter requests upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Underwriter for the Underwriter's account, against payment by the Underwriter or on the Underwriter's behalf of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to the account of the Company. Such delivery of and payment for the Firm Securities shall be made at the date, time and place identified in Schedule 1 hereto or at such other place, time or date as the Underwriter and the Company may agree upon or as the Underwriter may determine pursuant to Section 8 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date". The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Underwriter at the offices in New York, New York of the Company's transfer agent or registrar at such other place as the Underwriter and the Company may agree at least 24 hours prior to the Firm Closing Date.

         (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants to the Underwriter an option to purchase the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this Section 3, plus if the purchase and sale of any Option Securities takes place after the Firm Closing Date and after the Firm Securities are trading "ex-dividend", an amount equal to the dividend payable on such Option Securities. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within thirty days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriter shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Underwriter may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate principal amount of Option Securities as to which the Underwriter is then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Underwriter but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Underwriter and the Company may agree upon or as the Underwriter may determine pursuant to
Section 9 hereof,



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                                       12

is herein called the "Option Closing Date" with respect to such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to the Underwriter, and, subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from the Company, the Option Securities. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Securities and Option Closing Date, respectively.

         (c) The Company hereby acknowledges that the wire transfer by the Underwriter or on the Underwriter's behalf of the purchase price for any Shares does not constitute closing of a purchase and sale of the Shares. Only execution and delivery of a receipt for Shares by the Underwriter indicates completion of the closing of a purchase of the Shares from the Company. Furthermore, in the event that the Underwriter wires funds to the Company prior to the completion of the closing of a purchase of Shares, the Company hereby acknowledges that until the Underwriter executes and delivers a receipt for the Shares, by facsimile or otherwise, the Company will not be entitled to the wired funds and shall return the wired funds to the Underwriter as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Shares is not completed and the wire funds are not returned by the Company to the Underwriter on the same day the wired funds were received by the Company, the Company agrees to pay to the Underwriter in respect of each day the wire funds are not returned by it, in same-day funds, interest on the amount of such wire funds in an amount representing the Underwriter's cost of financing as reasonably determined by the Underwriter.

         4. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

         (a) The Company will file the Prospectus, the Prospectus Supplement or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 434 and 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of each of the Prospectus and any Integrated Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the prospectus or the amendment referred to in the fifth sentence of Section 2(a) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Underwriter shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriter shall not have given its consent. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Underwriter or by counsel for the Underwriter, any amendments to the Registration Statement or amendments or supplements to the Prospectus and any Integrated Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the Underwriter, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Underwriter, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus and any Integrated Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriter of each such filing.

         (b) The Company will advise the Underwriter, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Prospectus and any required Integrated Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing any Preliminary Prospectus or the Prospectus and any Integrated Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

         (c) The Company will arrange for the qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

         (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement each of the Prospectus or any Integrated Prospectus to comply with the Act or the Exchange Act or the respective rules or regulations of the Commission thereunder, the Company will promptly notify the Underwriter thereof and, subject to Section 4(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus or any Integrated Prospectus that corrects such statement or omission or effects such compliance.

         (e) The Company will, without charge, provide (i) to the Underwriter and to counsel for the Underwriter a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) or any Rule 462(b) Registration Statement, certified by the Secretary or an Assistant Secretary of the Company to be true and complete copies thereof as filed with the Commission by electronic transmission and (ii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus, the Prospectus, or any Integrated Prospectus, or any amendment or supplement thereto, as the Underwriter may reasonably request; without limiting the application of clause (ii) of this sentence, the Company, not later than (A) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 AM, New York City time on such date or (B) 2:00 PM, New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 AM, New York City time, on such date, will deliver to the Underwriter, without charge, as many copies of the Prospectus or any Integrated Prospectus and any amendment or supplement thereto the Underwriter may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date.

         (f) During the period when the Prospectus or any Integrated Prospectus is required by the Act to be delivered in connection with sales of the Securities, the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         (g) The Company, as soon as practicable, will make generally available to its securityholders and to the Underwriter a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

         (h) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus or any Integrated Prospectus.

         (i) The Company will not, directly or indirectly, without the Underwriter's prior written consent, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exchangeable or exercisable for, any Common Shares or other capital stock of the Company for a period of 120 days after the date hereof, except (i) pursuant to this Agreement, (ii) for issuances (or announcements of issuances of) Common Shares and other securities in connection with acquisitions, so long as such Common Shares and other securities are issued in private placements without registration under the Act, (iii) for issuances pursuant to the exercise of employee stock options outstanding on the date hereof, (iv) pursuant to the Company's dividend reinvestment plan or (v) pursuant to the terms of convertible securities of the Company outstanding on the date hereof. Prudential Securities Incorporated may, at any time and without notice, release all or any portion of the shares subject to this lock-up provision.

         (j) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (k) The Company will obtain the agreements described in Section 6(g) hereof prior to the Firm Closing Date.

         (l) If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to any Option Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Underwriter's opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus and any Integrated Prospectus), the Company will, after notice from the Underwriter advising the Company to the effect set forth above, forthwith prepare, consult with the Underwriter concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriter, responding to or commenting on such rumor, publication or event.

         (m) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         (n) If and to the extent specified in Schedule 1, the Company will use its best efforts to cause the Securities to be duly authorized for listing by the stock exchange or exchanges specified in Schedule 1 and, if required, to be registered under the Exchange Act, subject to the Underwriter's providing to the relevant stock exchange or exchanges any required information as to the distribution of the Securities meeting the standards of such stock exchange or exchanges.

         5. Expenses. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (a) the printing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus and any amendment or supplement thereto, this Agreement, any Designated Deposit Agreement and any blue sky memoranda, (b) all arrangements relating to the delivery to the Underwriter of copies of the foregoing documents, (c) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Company, (d) preparation, issuance and delivery to the Underwriter of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (e) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriter relating thereto, (f) the filing fees of the Commission (and the National Association of Securities Dealers, Inc.) relating to the Securities, (g) the fees and expenses, if any, of the Depositary, including the fees and disbursements of counsel for the Depositary, (h) the listing of the Securities on any stock exchange, (i) meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Underwriter to be paid for by the Underwriter) and (j) advertising relating to the offering of the Securities (other than as shall have been specifically approved by the Underwriter). If the sale of the Securities provided for herein is not consummated because any condition to the Underwriter's obligations set forth in
Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to the Underwriter for the loss of anticipated profits from the transactions covered by this Agreement.

         6. Conditions of the Underwriter's Obligations. Except as otherwise provided in Schedule 1, the Underwriter's obligations to purchase and pay for the Firm Securities shall be subject, in the Underwriter's sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

         (a) If the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been declared effective not later than the earlier of (i) 11:00 A.M., New York time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission and (ii) the time confirmations are sent or given as specified by Rule 462(b)(2), or with respect to the Original Registration Statement, or such later time and date as shall have been consented to by the Underwriter; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any Integrated Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus or any Integrated Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or any Integrated Prospectus or otherwise).

         (b) The Underwriter shall have received an opinion, dated the Firm Closing Date, of Morse, Zelnick, Rose & Lander, LLP, counsel for the Company, to the effect that:

                  (i) the Company and each of its subsidiaries (the "Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and the Subsidiaries, taken as a whole;

                  (ii) the Company and each of the Subsidiaries have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus or any Integrated Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it;

                  (iii) the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors' qualifying shares and as otherwise set forth in each of the Prospectus and any Integrated Prospectus, are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims;

                  (iv) the Company has an authorized, issued and outstanding capitalization as set forth in each of the Prospectus and any Integrated Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Securities have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange;

                  (v) The Securities have been duly authorized and, when issued and delivered to and paid for by the Underwriter, will be validly issued, fully paid and nonassessable. All corporate action required to be taken for the issuance, delivery and sale of such Securities have been validly taken. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any Securities; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

                  (vi) the statements set forth under the heading "Description of Outstanding Capital Stock" in each of the Prospectus and any Integrated Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; and the descriptions in each of the Prospectus and any Integrated Prospectus, of such of the statutes, regulations, legal or governmental proceedings, contracts and other documents as have been included therein, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings;

                  (vii) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

                  (viii) the Securities conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus and any Integrated Prospectus;

                  (ix) (i) to the best knowledge of such counsel, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and any Integrated Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and (ii) no contract or other document is required to be described in the Registration Statement, the Prospectus and any Integrated Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                  (x) the issuance, offering and sale of the Securities to the Underwriter by the Company pursuant to this Agreement, or the execution, delivery or performance by the Company of its obligations under this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of the Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of the Subsidiaries;

                  (xi) the Registration Statement is effective under the Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, and any Integrated Prospectus pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus and any Integrated Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best knowledge of such counsel, are contemplated by the Commission;

                  (xii) the Registration Statement originally filed with respect to the Securities and each amendment thereto and any Rule 462(b) Registration Statement, the Prospectus and any Integrated Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder;

                  (xiii) if the Company elects to rely on Rule 434, the Prospectus is not "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or any effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A); and

                  (xiv) the Company is not an "investment company" or "promoter" or "principal underwriter" for, or to such counsel's knowledge, an "affiliate person" of, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

Such counsel shall also state that they have participated in the preparation of the Registration Statement and the Prospectus and any Integrated Prospectus and have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any Integrated Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) The Underwriter shall have received an opinion, dated the Firm Closing Date, of Epstein, Becker & Green P.C., special counsel for the Company, to the effect that

                  (i) subject to the qualifications set forth in the Prospectus and the Integrated Prospectus, the business and professional activities described in the Prospectus and the Integrated Prospectus as being engaged in or as proposed to be engaged in by the Company, its subsidiaries and Greater Metropolitan Medical Services ("GMMS") (the "Regulated Business") can be undertaken in compliance in all material respects with all laws, rules and regulations applicable to healthcare providers, as such, or to practice support activities undertaken on behalf of healthcare providers with respect to areas and activities described under "Business--Government Regulation" in the Prospectus and the Integrated Prospectus; and

                  (ii) The statements under the captions "Risk Factors -- Government Regulation" and "Business -- Government Regulation" in the Prospectus and the Integrated Prospectus, insofar as such statements constitute matters of law, fairly summarize in all material respects the information called for with respect to such matters.

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent satisfactory in form and scope to counsel for the Underwriter, upon local counsel in such jurisdictions. The foregoing opinion shall also state that the Underwriter is justified in relying upon such opinion of local counsel, and copies of such opinion shall be delivered to the Underwriter and counsel for the Underwriter.

         (d) The Underwriter shall have received an opinion, dated the Firm Closing Date, of Shearman & Sterling, counsel for the Underwriter, with respect to the issuance and sale of the Firm Securities, the Registration Statement and the Prospectus or any Integrated Prospectus, and such other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of law applicable to healthcare providers upon the opinion of Epstein, Becker & Green P.C. referred to in paragraph (c) above.

         (e) The Underwriter shall have received from Arthur Andersen LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  (i) they are independent accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

                  (ii) in their opinion, the audited consolidated financial statements and schedules and pro forma financial statements examined by them and included in the Registration Statement and the Prospectus and any Integrated Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

                  (iii) on the basis of their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries as indicated in their reports incorporated in the Registration Statement and the Prospectus and any Integrated Prospectus, a reading of the latest available interim unaudited condensed consolidated financial statements of the Company and its consolidated subsidiaries, a reading of the unaudited amounts for net revenues, income before provision for taxes and total and per share amounts of net income for the three- and nine-month periods ended September 30, 1996 and 1997 and of the unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the periods from which such amounts are derived, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and each of its consolidated subsidiaries, and inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                           (A) the unaudited condensed consolidated financial
                  statements of the Company and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus and any Integrated Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in or incorporated by reference into the Registration Statement and the Prospectus and any Integrated Prospectus;

                           (B) the unaudited amounts for net revenues, income
                  before provision for taxes and total and per share amounts of net income included in the Registration Statement and the Prospectus and any Integrated Prospectus do not agree with the amounts set forth in any unaudited consolidated financial statements for those same periods or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included in the Registration Statement and the Prospectus and any Integrated Prospectus; and

                           (C) at a specific date not more than five business
                  days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and its consolidated subsidiaries or any decreases in net current assets or stockholders' equity of the Company and its consolidated subsidiaries, in each case compared with amounts shown on the September 30, 1997 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement and the Prospectus and any Integrated Prospectus, or for the period from October 1, 1997 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net revenues, income before provision for taxes or total or per share amounts of net income of the Company and its consolidated subsidiaries, except in all instances for changes, decreases or increases set forth in such letter; and

                (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated subsidiaries and are included in the Registration Statement and the Prospectus and any Integrated Prospectus under the caption "Ratio of Earnings to Fixed Charges" in Exhibit 12 of the Registration Statement and the "Computation of Earnings per Share" in Exhibit 11 of the Company's September 30, 1997 10-Q incorporated by reference into the Registration Statement and the Prospectus and any Integrated Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

                (v) on the basis of a reading of the unaudited pro forma consolidated financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Integrated Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (v), inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

        In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the Underwriter's obligations that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriter deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the Underwriter's sole judgment, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

        References to the Registration Statement, the Prospectus and any Integrated Prospectus in this paragraph (e) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

        (f) The Underwriter shall have received from J.H. Cohn LLP a letter dated the date hereof and the Firm Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                (i) they are independent accountants with respect to CHN;

                (ii) in their opinion, the audited financial statements and schedules and pro forma financial statements examined by them and included in the Registration Statement and the Prospectus and any Integrated Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

                (iii) they have carried out certain specified procedures, not constituting an audit, with respect to certain items identified from the pro forma financial statements included in the 8-K/A of the Company incorporated by reference into the Registration Statement and the Prospectus and any Integrated Prospectus, including the following: (A) agreed the historical amounts for CHN for the year ended December 31, 1996 in the Company's unaudited statement of income for the year ended December 31, 1996 and found the amounts to be in agreement and (B) proved the mathematical accuracy of such items and found them to be in agreement.

        References to the Registration Statement, the Prospectus and any Integrated Prospectus in this paragraph (e) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

        (g) The Underwriter shall have received a certificate, dated the Firm Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration

        Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus and any Integrated Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

                (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

                (iii) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and any Integrated Prospectus, neither the Company nor any of its Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Prospectus and any Integrated Prospectus.

        (h) The Underwriter shall have received from each person who is a director or officer of the Company and certain holders of Common Shares an agreement as substantially set forth in Exhibit A hereto (except the agreement as to Steven A. Hirsh, which agreement is as substantially set forth in Exhibit B hereto) to the effect that such person will not, directly or indirectly, without the Underwriter's prior written consent, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or other sale or disposition) of (i) any Common Shares or other capital stock of the Company or any securities convertible into, or exchangeable or exercisable for, any Common Shares or other capital stock of the Company for a period of 120 days after the date hereof.

        (i) Simultaneously with its receipt of the net proceeds of the Offering on the Firm Closing Date, the Company shall use $6,760,000 of such net proceeds to repay a portion of its $10 million revolving credit loan pursuant to that certain First Amendment Agreement dated as of February 9, 1998 (the "Amendment") to the Amended and Restated Line

Agreement dated as of January 12, 1998 (as further amended, restated, modified and supplemented from time to time) among the Company and certain of its Subsidiaries and European American Bank.

        (j) The Company shall have complied with all other conditions precedent to effectiveness of the Amendment on or prior to the Firm Closing Date.

        (k) On or before the Firm Closing Date, the Underwriter and counsel for the Underwriter shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

        All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriter and counsel for the Underwriter. The Company shall furnish to you such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriter and counsel for the Underwriter shall reasonably request.

        The Underwriter's obligation to purchase and pay for any Option Securities shall be subject, in the Underwriter's discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

        7. Indemnification and Contribution.

        (a) The Company agrees to indemnify the Underwriter and hold the Underwriter harmless and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                (i) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement,

                (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus and any Integrated Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the

        Commission or any securities association or securities exchange (each an "Application"),

                (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or

                (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including, without limitation, slides, videos, films and tape recordings and will reimburse, as incurred, the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and provided, further, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented), other than the documents incorporated by reference therein, at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 4(d) and (a) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the Underwriter's prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls the Underwriter within the meaning of Section 15 of the Act or
        Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the

        Underwriter and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

        (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any Integrated Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriter in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

        (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriter agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by the Underwriter under this Agreement, less the aggregate amount of any damages that the Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

        8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        9. Termination. (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Underwriter by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

                (i) the Company or any of its subsidiaries shall have, in the sole judgment of the Underwriter, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the

        Company and its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                (ii) trading in the Common Shares shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on such exchange;

                (iii) a banking moratorium shall have been declared by New York or United States authorities; or

                (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Underwriter, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

        (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Section 8 hereof.

        10. Information Supplied by Underwriter. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus or any Integrated Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by the Underwriter to the Company for the purposes of Sections 2(b) and 7 hereof. The Underwriter confirms that such statements (to such extent) are correct.

        11. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing as set forth in Schedule 1; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 254 West 31st Street, New York, New York 10001, Attention: Corporate Secretary.

        12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriter contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Underwriter shall be deemed a successor because of such purchase.

        13. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

        14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and you


                                 Very truly yours,

                                 COMPLETE MANAGEMENT, INC.



                                 By /s/ STEVEN M. RABINOVICI
                                    --------------------------------
                                    Name:  Steven M. Rabinovici
                                    Title: President and Chief Executive Officer





The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

PRUDENTIAL SECURITIES INCORPORATED


By /s/ Jean-Claude Canfin
   -----------------------------------
  Name: Jean-Claude Canfin
  Title: Managing Director

                                   SCHEDULE 1

                            COMPLETE MANAGEMENT, INC.

                                  Common Shares

A.   General

        Registration Statement File No.:     333-35003

        Date of Underwriting Agreement:      February 9, 1998

        Send Notices to the Underwriter to:  Prudential Securities Incorporated
                                             One New York Plaza
                                             New York, New York  10292-2018

        Closing date, time and location:     February 13, 1998
                                             9:00 a.m.
                                             Shearman & Sterling
                                             599 Lexington Avenue
                                             New York, New York  10024

B.   Terms of Securities

        Number of Common Shares:             2,000,000

        Purchase price per share:            $10.05

        Public offering price per share:     $10.75

C. Exceptions to the conditions to the Underwriter's obligations provided for in Section 6 (if any): None

D.    Locations:

         Packaging/Inspection:              Shearman & Sterling
                                            599 Lexington Avenue
                                            New York, New York  10024

         Pre-Closing:                       (same)

         Closing:                           (same)

         Banks:                             $20,100,000

                                                                       EXHIBIT A

    [Form of Lock-up Letter for Directors, Officers and Certain Shareholders]

                                                               February __, 1998



Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Re:  Complete Management, Inc.


Ladies and Gentlemen:

The undersigned is the beneficial owner of ___________________ common shares (the "Common Shares") of Complete Management, Inc. (the "Company"). The undersigned understands that the Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration of $200 million of Common Shares and other securities and the initial sale (the "Offering") of up to approximately 2,300,000 Common Shares (including shares subject to an underwriters' over-allotment option). The undersigned further understands that the Underwriter is contemplating entering into an Underwriting Agreement with the Company in connection with the Offering. All terms not otherwise defined herein shall have the same meanings as in the Underwriting Agreement.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should the Offering be effected, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of (i) any Common Shares or other capital stock of the Company or (ii) any other securities convertible into, or exchangeable or exercisable for, any Common Shares or other capital stock of the Company, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired, for a period of 120 days after the date of the final Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), promulgated by the Commission or, if no filing under Rule 424(b) is made, the date of the final Prospectus Supplement first furnished to the Underwriter for use in the Offering.

The undersigned confirms that he, she or its understands that the Underwriter and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

Very truly yours,


By: ___________________________            By: ________________________________
      [Stockholder's name]                         [Stockholder's signature]


The foregoing is accepted and agreed to as of the date first above written:

PRUDENTIAL SECURITIES INCORPORATED

By: ___________________________
    Name: Jean-Claude Canfin
    Title: Managing Director

                                                                       EXHIBIT B

                  [Form of Lock-up Letter for Steven A. Hirsh]

                                                               February __, 1998



Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Re:  Complete Management, Inc.


Ladies and Gentlemen:

The undersigned is the beneficial owner of ___________________ common shares (the "Common Shares") of Complete Management, Inc. (the "Company"). The undersigned understands that the Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration of $200 million of Common Shares and other securities and the initial sale (the "Offering") of up to approximately 2,300,000 Common Shares (including shares subject to an underwriters' over-allotment option). The undersigned further understands that the Underwriter is contemplating entering into an Underwriting Agreement with the Company in connection with the Offering. All terms not otherwise defined herein shall have the same meanings as in the Underwriting Agreement.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should the Offering be effected, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of (i) any Common Shares or other capital stock of the Company or (ii) any other securities convertible into, or exchangeable or exercisable for, any Common Shares or other capital stock of the Company, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired, for a period of 120 days after the date of the final Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), promulgated by the Commission or, if no filing under Rule 424(b) is made, the date of the final Prospectus Supplement first furnished to the Underwriter for use in the Offering.

Notwithstanding the foregoing, (i) the __________ Common Shares and __________ Common Shares issuable upon the conversion of 8% Convertible Subordinated Notes due _________ 2003 of the Company that are owned by a trust of which the undersigned is the portfolio manager shall not be subject to this agreement; provided, however, that the undersigned shall have issued a letter to the Underwriter of even date herewith stating that he has no present intention to dispose of such Common Shares and that he believes he lacks the authority to bind such trust to the foregoing provisions of this letter and (ii) the ________ Common Shares and ____________ Common Shares issuable upon conversion of the 8% Convertible Subordinated Notes due __________, 2003 of the Company that are owned by Astro Communications, Inc., a company of which the undersigned is President and Chief Executive Officer, shall be subject to this agreement only upon approval of the Board of Directors of Astro Communications, Inc., which approval the undersigned agrees to use his best efforts to obtain.

The undersigned confirms that he, she or its understands that the Underwriter and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

Very truly yours,


By: Steven A. Hirsh                             By:
                                                   -----------------------------
                                                     [Stockholder's signature]


The foregoing is accepted and agreed to as of the date first above written:

PRUDENTIAL SECURITIES INCORPORATED

By: _______________________________
    Name: Jean-Claude Canfin
    Title: Managing Director